Exhibit 10.18

Execution Version

TERMINATION & INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS TERMINATION & INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, dated as of December 14, 2012 (this “Agreement”), is entered into by and between International Drilling Equipment Company LLC (“International”), Integrated Drilling Equipment Company, a Texas corporation (“IDE”), and Integrated Drilling Equipment, LLC, a Delaware limited liability company (“Assignee”). International, Assignee and IDE are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, International owns certain intellectual property and “know-how” identified in U.S. Patent Application Serial No. 12/492,980 entitled Drilling Rig Assembly Method and Apparatus and Drilling Rig Apparatus and Assembly Method (the “980 IP”), U.S. Patent Application Serial No. 12/568,489 entitled Portable Drilling Rig Apparatus and Assembly Method (the “489 IP”), U.S. Patent Application Serial No. 61/526,564 entitled Advanced Rig Design for Automated Tubular Installation and Removal Operations (the “564 IP”), and U.S. Patent Application Serial No. 13/593,351 entitled Advanced Rig Design for Automated Tubular Installation and Removal Operations (the “351 IP” and together with the 980 IP, the 489 IP and the 564 IP, the “Patent Applications and Technology”) and all related intellectual property and know-how owned by International incidental thereto (collectively with the Patent Applications and Technology, the “Assigned IP”);

WHEREAS, IDE and International entered into an intellectual property and patent license agreement (the “License Agreement”) dated effective as of January 1, 2010, pursuant to which International, as record owner, granted to IDE a nonexclusive license to certain intellectual property used to manufacture, use, sell, offer for sale and import certain oil and gas drilling rig equipment; and

WHERAS, pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 19, 2012, by and among Empeiria Acquisition Corporation, a Delaware corporation, IDE Acquisition Co., LLC, a Delaware limited liability company, Integrated Drilling Equipment Company Holdings, Inc., a Delaware corporation and Steve Cope, International and IDE have agreed to terminate the License Agreement and International has agreed to assign, transfer, convey and deliver all of its right, title and interest to the Assigned IP to Assignee on the terms set forth herein.

AGREEMENT

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

All capitalized terms used herein, but not otherwise defined have the respective meanings set forth in the Merger Agreement.

1. Waiver. The Parties hereby irrevocably waive, in its entirety, the 60-day termination notice obligations set forth in Article V of the License Agreement.

2. Termination. Upon the Closing, but effective as of the Effective Time, the License Agreement shall terminate in its entirety, such that it shall be of no further force or effect, none of the provisions of the License Agreement shall survive such termination and all rights and obligations of the parties thereunder (whether related to periods before or after the Effective Time) shall cease.

3. Representation and Release.

(a) International hereby acknowledges and agrees that there are no unpaid license fees, royalties or other amounts due and owing to International under the License Agreement.

(b) International, individually and for its legal representatives, agents, members, attorneys, personal representatives, successors, and assigns (collectively, the “Releasing Parties”) hereby irrevocably, unconditionally, and fully releases, remises, acquits and forever discharges Assignee and IDE, their successors and assigns, and each of their respective Affiliates (including their Affiliates after the Closing), directors (including its future directors but excluding its shareholders, members, officers, directors and employees holding such position as of the Closing), (all of the persons being referred to collectively herein as the “Released Parties”), of and from any and all debts, demands, actions, causes of action, suits, claims, judgments, damages, costs, expenses, losses, attorneys’ fees, penalties and liabilities, of every kind, character, nature and description, whether now known or unknown, suspected or claimed, whether vested, fixed or contingent, whether accrued or hereafter maturing or whether at law or in equity (collectively, “Claims”) under and in connection with the License Agreement, which any of the Releasing Parties ever had, now has, or may have in the future, for, upon or by reason of any agreement (written or oral), matter, cause, event, occurrence, or state of facts, occurring or taking place at any time on, prior to or after Closing.

(c) International expressly acknowledges and agrees that this Termination may be pled as a complete defense and will fully and finally bar any such known or unknown claim or claims based on any acts or omissions of the Released Parties during the term of the License Agreement and up to and including the date first written above.

(d) The foregoing release is given in exchange for consideration set forth in the Merger Agreement and in Section 4 below, the sufficiency of which is hereby acknowledged for all purposes.

4. Assignment.

(a) International hereby irrevocably sells, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby purchases, acquires and assumes from International, all of International’s right, title and interest to, in and under the Assigned IP, including the goodwill of the business symbolized thereby and associated therewith, and all registrations and all applications to register the Assigned IP and registrations, renewals and extensions of the foregoing, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors and assigns, together with the right to sue for damages and payments for claims of past, present or future infringement or other unauthorized use of the Assigned IP, if any, and collect the same for Assignee’s own use and enjoyment and for the use and enjoyment of Assignee’s successors and assigns (the “Assignment”).

(b) In consideration of the Assignment, Assignee agrees to pay to International an amount not to exceed (i) $12,500 per mast incorporating the Assigned IP manufactured by Assignee and incorporated into finished products sold by Assignee following the date of this Agreement, and (ii) $12,500 per substructure incorporating the Assigned IP manufactured by Assignee and incorporated into finished products sold by Assignee following the date of this Agreement.

5. Further Assurances. Without further consideration, International agrees to execute such further documentation and perform such further actions, including without limitation, any actions or documents necessary, or requested by Assignee, to document, record, or perfect the transactions contemplated by this Agreement or as may be necessary to protect, secure and vest good, valid and marketable title to the Assigned IP in Assignee.

6. Counterparts. This Agreement may be executed in separate counterparts (including by means of electronic signature pages in portable document format), each of which will be deemed to be an original and all of which taken together will constitute one and the same Agreement.

7. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than New York.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the Parties with respect to the matters herein and supersedes any previous agreements, understandings, or statement of intent in each case, written or oral, of every nature between the Parties with respect to those matters.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and the invalidity and unenforceability of this Agreement shall not affect the validity or enforceability in any jurisdiction in which such determination had not been made except to the extent such invalidity or unenforceability causes such agreements to no longer contain all of the material provisions reasonably expected by the Parties to be contained. The Parties, however, agree to substitute any invalid or unenforceable provision by a valid and enforceable provision which maintains, to the fullest extent possible, the respective interests of the Parties as established by the present terms and conditions of the Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Termination & Assignment Agreement effective as of the date first written above.

INTERNATIONAL DRILLING EQUIPMENT COMPANY, LLC, as Assignor

By:	/s/ Steve Cope
Name:	Steve Cope
Title:	CEO

INTEGRATED DRILLING EQUIPMENT, LLC, as Assignee

By:	/s/ Steve Cope
Name:	Steve Cope
Title:	CEO

Acknowledged by:

INTEGRATED DRILLING EQUIPMENT COMPANY

By:	/s/ Steve Cope
Name:	Steve Cope
Title:	CEO

Signature Page to Termination & Assignment Agreement